REIMBURSEMENT AGREEMENT

This REIMBURSEMENT AGREEMENT (this “Agreement”) is made and entered into as of September 23 , 2026 (the “Effective Date”) by and among BERNARD HSIAO (“Bernard”), MICHAEL HSIAO (“Michael”) (Bernard and Michael collectively, the “Hsiao Parties”, and each a “Hsiao Party”), GLEN STEWARD (“Glen”), SHAUN QUIN (“Shaun”), STEWARDS, INC., a Nevada corporation (OTC: SWRD) (“Issuer,” and together with Glen and Shaun, the “Stewards Guarantors,” and each a “Stewards Guarantor”), and STEWARDS INTERNATIONAL FUNDS PCC ON BEHALF OF THE STEWARDS PRIVATE CREDIT FUND, a Mauritius Protected Cell Company (“Stewards International”, Stewards International and Issuer are hereafter referred to individually as a “Stewards Party” and collectively as the “Stewards Parties”) (all the foregoing collectively, the “Parties”, and each a “Party”).

RECITALS

WHEREAS, Envy Development DE, LLC, a Delaware limited liability company (“Envy Development”) and Envy Recreational LLC, a Delaware limited liability company (“Envy Recreational,” and together with Envy Development, “Borrower”), each an affiliate of the Stewards Parties, have or will become indebted to LoanCore Capital Credit REIT LLC (the “Lender”) for a loan in the original principal amount of $47,700,000 (the “Loan”) pursuant to that certain Loan Agreement dated as of the Effective Date (the “Loan Agreement”) and certain other documents evidencing and/or securing the Loan (together with the Loan Agreement, the “Loan Documents”);

WHEREAS, the Loan is secured by, among other things, that certain Guaranty of Recourse Obligations executed and delivered by Bernard, Michael, Glen, Shaun and Issuer (each, a “Guarantor” and collectively, the “Guarantors”) in favor of the Lender as a condition of Lender making the Loan (as amended, restated, or supplemented from time to time, the “Guaranty”); and

WHEREAS, the Parties hereto wish to allocate their respective maximum obligations for the responsibilities for the Obligations (as hereinafter defined).

NOW, THEREFORE, the Parties hereto hereby agree as follows:

1.                Certain Definitions. For purposes of this Agreement:

“Claim” means any and all claims, demands, charges, complaints, actions, causes of action, suits, proceedings, liabilities, obligations, losses, damages, payments, settlements, judgments, orders, awards, fines, penalties and costs and expenses of any kind (including reasonable attorneys’ and other professional fees and expenses, and all court costs through all appeals).

“Governmental Authority” means any Federal, State, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of law), or any arbitrator, court or tribunal of competent jurisdiction.

“Obligations” means all liabilities, covenants, and obligations to or in favor of Lender under the Guaranty, including without limitation attorneys’ fees and costs incurred to enforce or collect upon the foregoing.

“Person” means a natural person, corporation, limited liability company, partnership, joint venture, association, trust, or other business or legal entity, a non-profit, charitable or other organization, or a Governmental Authority of any kind.

“Purchase Agreement” means that certain Membership Interests Purchase and Sale Agreement dated as of September 21 , 2026, by and among Envy Development PB, LLC, a Florida limited liability company, Hsu Gamma Investments LP, a Delaware limited partnership, Michael, the Estate of Christopher Longsworth, The Myelin Group, LLC, a Florida limited liability company, Envy Development, Envy Recreational, SRC Envy Holdco LLC, a Delaware limited liability company, and Issuer.

2.                Reimbursement Obligations. The Guarantors are liable for the Obligations pursuant to the Guaranty. The Parties agree that the Hsiao Parties and the Stewards Guarantors shall have liability with respect to the Obligations as follows (with respect to each such Party, its “Maximum Obligation”), regardless of any provisions to the contrary in the Loan Documents and/or the Purchase Agreement:

2.1            Liability of Hsiao Parties. To the extent that a Hsiao Party or a Stewards Guarantor incurs any Obligations at any time under the Guaranty which are attributable to the intentional fraud or willful misconduct of either Hsiao Party, (a) the Hsiao Parties shall be liable for 100% of all such Obligations, shall pay the entire amount of such Obligations directly to the Lender, and jointly and severally shall indemnify and hold the Stewards Parties and Stewards Guarantors harmless from the same (or, in the case of a prior payment of any such Obligations made by a Stewards Guarantor to the Lender, the Hsiao Parties shall be jointly and severally liable to reimburse such Stewards Guarantor(s) for each such payment); and (b) no payment or reimbursement shall be due or payable by any Stewards Party under this Agreement with respect to such Obligations.

2.2            Liability of Stewards Parties. To the extent that a Hsiao Party incurs any Obligations at any time under the Guaranty other than an Obligation described in the foregoing Section 2.1, (a) the Stewards Guarantors shall be liable for 100% of all such Obligations and shall pay the entire amount of such Obligations directly to the Lender, and the Stewards Parties jointly and severally shall indemnify and hold the Hsiao Parties harmless from the same (or, in the case of a prior payment of any such Obligations made by a Hsiao Party to the Lender, the Stewards Parties shall be jointly and severally liable to reimburse such Hsiao Party(s) for each such payment); and (b) no payment or reimbursement shall be due or payable by either Hsiao Party under this Agreement with respect to such Obligations.

2.3            Overage. If a Hsiao Party, on the one hand, or a Stewards Guarantor, on the other hand, is called upon to pay and actually does pay any Obligations in excess of such Party’s

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Maximum Obligation as provided herein (an “Overage Guarantor”), then the Stewards Parties or the Hsiao Parties, respectively, hereby absolutely, unconditionally and irrevocably agree, jointly and severally, to reimburse the Overage Guarantor promptly (and in all events within fifteen (15) days) upon written demand an amount such that, after giving effect to such reimbursement, the Overage Guarantor shall have borne only its Maximum Obligation on a total, cumulative basis with respect to the Obligations owed to that date.

3.                Procedure.

3.1            Notice of Claims. The Hsiao Parties, on the one hand, and the Stewards Guarantors and the Stewards Parties, on the other hand, shall give the other Parties prompt written notice after becoming aware of or receiving notice of any Claim, specifying the factual basis of such Claim in reasonable detail; provided, however, that the failure of a Party to so notify the other Parties shall not limit or otherwise affect a Party’s rights to be indemnified pursuant hereto, except to the extent such delay shall materially and adversely prejudice any defense of such Claim. Each Party agrees to cooperate in a commercially reasonable manner with the other Parties in the conduct and resolution of each Claim in accordance herewith.

3.2            Conduct of Defense; Settlement. The Hsiao Parties shall have the right to appear, defend, settle and/or compromise Obligations covered by the provisions of Section 2.1 hereof (including by selecting counsel to represent them with respect to such Obligations). As a condition precedent to their obligations hereunder, the Stewards Parties shall have the right (and the Hsiao Parties shall permit the Stewards Parties), to the extent permitted by applicable law, to appear, defend, settle and/or compromise Obligations covered by the provisions of Section 2.2 hereof (including, without limitation, by engaging in direct discussions and negotiations with the Lender and its representatives and selecting counsel to represent the Stewards Parties with respect to such Obligations) and/or to conduct or direct the Hsiao Parties and the Stewards Guarantors with respect to appearances, defense, settlement and/or compromise of such Obligations (and the selection of counsel with respect thereto) by making all decisions and determinations with respect thereto (and the Hsiao Parties and the Stewards Guarantors shall follow such decisions and determinations); provided, however, that (a) the Stewards Parties shall consult regularly with the Hsiao Parties regarding communications with the Lender and other matters relating to the Obligations; (b) no such settlement or compromise shall include non-cash payments or consideration to the Lender; (c) any such settlement or compromise shall include a full and unconditional release by the Lender of the Hsiao Parties with respect to the Claims asserted and the events giving rise to such Obligations; and (d) the Stewards Parties shall not enter into any settlement or compromise agreement with respect to any such Claims or Obligations without the prior written consent of the Hsiao Parties, such consent not to be unreasonably withheld, conditioned, or delayed. If the Stewards Parties propose in good faith to enter into a settlement or compromise agreement in accordance with this Section 3.2 with respect to any Claims or Obligations covered under the provisions of Section 2.1, and the Hsiao Parties fail to consent to such settlement or compromise agreement within seven (7) days of the date of delivery of the written request therefor, then the Hsiao Parties shall be solely responsible for 100% of all costs and expenses of the pursuit and/or defense of the Claims related to such Obligations (including, without limitation, attorneys’ fees and costs) from and after the expiration of such period.

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4.                Nature of Parties’ Obligations; Waivers. If and to the extent that the Hsiao Parties or the Stewards Parties, or any of the foregoing (for the purposes of this Section 4 only, being individually and collectively referred to herein as a “Subject Guarantor”), would be deemed or construed to be a guarantor or surety under applicable law with respect to its obligations under this Agreement, each Subject Guarantor hereby agrees as follows:

4.1            This is an irrevocable, absolute, continuing guaranty of payment and performance and not a guaranty of collection. This guaranty may not be revoked by such Subject Guarantor and shall continue to be effective with respect to any Obligations arising or created after any attempted revocation by such Subject Guarantor. Such Subject Guarantor expressly agrees that until each and every term, condition, covenant and obligation of this Agreement is fully performed, such Subject Guarantor shall not be released by any act or event which might be deemed a legal or equitable discharge or exoneration of a surety, or because of any waiver, extension, modification, forbearance or delay or other act or omission of any of the Hsiao Parties or any of the Stewards Parties, as applicable, or because of any failure to proceed promptly or otherwise against any other Party or other Person, or because of any action taken or omitted or circumstance which might vary the risk or affect the rights or remedies of such Subject Guarantor as against any other Party, or because of any further dealings between or among the Hsiao Parties or the Stewards Parties, as applicable, whether relating to this Agreement or otherwise. Such Subject Guarantor hereby expressly, irrevocably waives and surrenders any defense to its liability under this Agreement based upon any of the foregoing acts, omissions, things, agreements, waivers or any of the like, except to the extent expressly provided in Section 2 hereof. It is the purpose and intent of this Agreement that the obligations of such Subject Guarantor hereunder shall be absolute and unconditional under any and all circumstances, subject to and in accordance with the terms and conditions hereof.

4.2            Such Subject Guarantor hereby irrevocably waives:

(a)                Any right it may have to require any other Party to proceed against any other Party or other Person or pursue any other remedy in such other Party’s power to pursue, it being acknowledged and agreed that the covenants and obligations of the each Party hereunder are independent of each other Party’s obligations, and such other Party or shall not be required to make any demand upon, exercise any right to declare a default by, or proceed against any other Party or other Person prior to proceeding against such Subject Guarantor to the full extent of its covenants and obligations hereunder;

(b)               Any defense based on any legal disability of a Hsiao Party or a Stewards Party and any discharge, release or limitation of the liability of any Hsiao Parties to Stewards Parties or of any Stewards Parties to Hsiao Parties, as applicable, whether consensual or arising by operation of law or any bankruptcy, reorganization, receivership, insolvency, or debtor relief proceeding, or from any other cause, or any Claim that such Subject Guarantor’s obligations exceed or are more burdensome than those of any Hsiao Party or Stewards Party, as applicable;

(c)                All presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, notices of acceptance of this Agreement and of the existence, creation, or incurring of new or additional indebtedness, and demands and notices of every kind, except to the extent expressly provided herein;

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(d)               Any defense that a Hsiao Party or a Stewards Party, as applicable, may have to the payment or performance of any obligation set forth in this Agreement; and

(e)                Until all obligations under this Agreement have been paid and performed in full, all rights of subrogation and all rights to enforce any remedy that such Subject Guarantor may have against a Hsiao Party or a Stewards Party, as applicable, all regardless of whether such Subject Guarantor may have made any payments to a Hsiao Party or a Stewards Party, as applicable.

4.3            This Agreement and each Party’s obligations hereunder shall not be affected, limited, modified, or impaired upon the occurrence at any time or from time to time of any event, including, without limitation, any of the following:

(a)                The compromise, settlement, change, or modification by the Lender, whether material or otherwise, of any or all of the liabilities, obligations, covenants, or agreements of any Guarantor under the Guaranty, or of Borrower or any other Person under the other Loan Documents, or otherwise, provided such compromise, settlement, change, or modification does not adversely affect a Party without its advance written consent;

(b)               The waiver by the Lender of the payment, performance, or observance by Borrower or any other Person of any of its covenants, obligations, or agreements contained in the Loan Documents or the waiver by the Lender of the payment, performance, or observance by any Guarantor of any of their covenants, obligations, or agreements contained in the Guaranty;

(c)                The extension of time for payment of any amount due and owing under the Loan Documents, including the Guaranty, or of the time for performance of any other covenant, obligation, or agreement under or arising out of the Loan Documents, including the Guaranty, or the extension or the renewal of any of them;

(d)               The taking, the failure to take, or the delay in taking by the Lender of any of the actions referred to in the Loan Documents, including the Guaranty;

(e)                The full or partial discharge of Borrower or any other Party in bankruptcy or similar proceedings or otherwise;

(f)                The default or failure of any Party to fully perform any of its obligations set forth in this Agreement; or

(g)               Any other circumstance which otherwise might constitute a defense available to, or a discharge of Borrower or any other Person with respect to, its obligations under the Loan Documents, or any Guarantor with respect to its obligations under the Guaranty, or any Party with respect to its obligations under this Agreement.

5.                Reinstatement of Obligations under this Agreement. If at any time all or any part of any payment made by a Hsiao Party or a Stewards Party, as applicable (a “Payor”), to another Party pursuant to this Agreement is or must be rescinded or returned for any reason whatsoever (including, but not limited to, the insolvency, bankruptcy or reorganization of the Payor), then, to the extent of the payment rescinded or returned, the obligations of the Payor and its associated

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Party(ies) hereunder shall be deemed to have continued in existence, notwithstanding such previous payment made by the Payor or receipt of payment by the receiving Party. In this event, the obligations of the Payor and its associated Party(ies) hereunder shall continue to be effective or be reinstated, as the case may be, as to such payment, as though such prior payment by the Payor had never been made.

6.                Additional Provisions.

6.1            Representations and Warranties. Each Party represents and warrants to each other Party as follows: (a) that such Party has all necessary power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and that Agreement constitutes the valid and legally binding obligation of such Party, enforceable in accordance with the terms and conditions hereof except as such enforceability may be limited by bankruptcy, insolvency, liquidation, moratorium, reorganization or other similar laws affecting rights of creditors generally and by general principles of equity (regardless of whether considered in a proceeding at law or in equity); (b) if such Party is a legal entity, that it has authorized the execution, delivery, and performance of this Agreement by all necessary entity action; (c) that such Party need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any Governmental Authority or any other Person in order to perform its obligations under this Agreement; and (d) that the execution and the delivery of this Agreement and the performance of its obligations hereunder will not (i) violate any statute, regulation, rule, injunction, judgment, order, decree, charge or other restriction of any court or other Governmental Authority to which such Party is subject; or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, or create in any other Person the right to accelerate, terminate, modify or cancel under any agreement, contract, lease, license, instrument, or other arrangement to which such Party is a party or by which it or any of its assets are bound or subject.

6.2            Binding Effect; Assignment. The rights and obligations under this Agreement shall bind and inure to the benefit of the Parties hereto and their respective successors and permitted assigns. The rights and obligations under this Agreement of each Party shall not be assigned or delegated without the advance written consent of each other Party, which each such other Party may grant or withhold in its sole discretion.

6.3            No Third Party Beneficiaries. Notwithstanding anything herein to the contrary, no provision of this Agreement is intended to benefit any Person other than the Parties and their successors and permitted assigns, and no provision hereof shall be enforceable by any other Person. Nothing in this Agreement shall relieve or discharge the obligation or liability of any third Person to any Party to this Agreement, nor shall any provision of this Agreement give any third Person any right of subrogation or action over or against any Party to this Agreement.

6.4            Further Assurances. In connection with this Agreement and the transactions contemplated hereby, each Party agrees, at the written request of any other Party, to execute and deliver such additional documents, instruments, conveyances, and assurances and to take such further actions as may be required to carry out the provisions hereof and give effect to the transactions contemplated hereby.

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6.5            Notices. Any notice or other communication permitted or required to be given hereunder to any Party shall be at the address of such Party set forth in Schedule 6.5 attached hereto. All notices and other communications under this Agreement shall be in writing and shall be delivered in person with written acknowledgment by the recipient of such delivery; by national or international courier service with receipt and tracking number; or by electronic mail. Every notice and other communication under this Agreement shall be deemed to be received: (a) if by personal delivery, on the date delivered with written acknowledgment by the recipient of such delivery; (b) if by national or international courier service, on the date delivered per the courier’s receipt; and (c) if by electronic mail, on the date confirmed as sent (to the proper electronic mail address) by receipt / statement of the transmitting machine or computer. A Party may change its delivery information as set forth on Schedule 6.5 by giving written notice to such effect to each other Party in accordance herewith.

6.6            Amendment. This Agreement may be amended, restated, or supplemented only by an agreement in writing signed and delivered by each Party. A waiver of any provision of this Agreement shall require execution and delivery thereof by the Party to be bound by such waiver.

6.7            Non-Waiver. No failure to exercise, and no delay in exercising, any right, power or privilege under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege hereunder preclude the exercise of any other right, power or privilege. No waiver of any breach of any provision shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision, nor shall any waiver be implied from any course of dealing between the Parties hereto. No extension of time for performance of any obligations or other acts hereunder or under any other agreement shall be deemed to be an extension of the time for performance of any other obligations or any other acts.

6.8            Entire Agreement. This Agreement constitutes the sole and entire agreement of the Parties with respect to the subject matter contained herein and supersedes all prior and contemporaneous understandings, agreements, representations, and warranties, both written and oral, with respect to such subject matter. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by or on behalf of any Party other than those expressly set forth in this Agreement.

6.9            Severability. Should any provision of this Agreement be held by a court of competent jurisdiction to be enforceable only if modified, or if any portion of this Agreement shall be held as unenforceable and thus stricken, such holding shall not affect the validity of the remainder of this Agreement, the balance of which shall continue to be binding upon the Parties with any such modification to become a part hereof and treated as though originally set forth in this Agreement. The Parties further agree that any such court is expressly authorized to modify any such unenforceable provision of this Agreement in lieu of severing such unenforceable provision from this Agreement in its entirety, whether by rewriting the offending provision, deleting any or all of the offending provision, adding additional language to this Agreement or by making such other modifications as it deems warranted to carry out the intent and agreement of the Parties as embodied herein to the maximum extent permitted by applicable law. Additionally, the Parties expressly agree that this Agreement as so modified by the court shall be binding upon and enforceable against each of them. In any event, should one or more of the provisions of this

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Agreement be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions hereof, and if such provision or provisions are not modified as provided above, this Agreement shall be construed as if such invalid, illegal, or unenforceable provisions had not been set forth herein.

6.10        Governing Law; Consent to Jurisdiction. This Agreement will be governed by, and the rights and remedies of the Parties hereto determined in accordance with, the laws of the State of Delaware. Each Party agrees that any Claim brought by any Party against any other Party seeking to enforce, interpret, or challenge the enforceability of any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby, whether in contract or otherwise (each, a “Proceeding”), shall be brought only in the Chancery Court of the State of Delaware (or other appropriate State court in the State of Delaware) or the Federal courts located in the State of Delaware, and not in any other State or Federal court. Each Party hereby consents to process being served in any such action or proceeding by personal delivery of a copy thereof to the address for it set forth in Schedule 7.5 hereof and agrees that such service upon receipt shall constitute good and sufficient service of process or notice thereof. Nothing in this Section shall affect or eliminate any right to serve process in any other manner permitted by applicable legal requirements. A Party shall be entitled to enforce any judgment obtained hereunder in any court of competent jurisdiction.

6.11        Waiver of Jury Trial. WITH RESPECT TO ANY PROCEEDING (AS DEFINED HEREIN), ANY AND ALL CLAIMS AND COUNTERCLAIMS ASSERTED IN CONNECTION THEREWITH, TO THE FULLEST EXTENT PERMITTED BY LAW, EACH PARTY HEREBY: (A) AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY; AND (B) WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY EACH PARTY AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY OTHERWISE WOULD ACCRUE OR EXIST. EACH PARTY IS HEREBY AUTHORIZED TO FILE A COPY OF THIS SECTION IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER.

6.12        Remedies; Attorneys’ Fees. The rights and remedies of the Parties under this Agreement are cumulative, each Party shall have all rights and remedies provided by law and/or in equity, and nothing in this Agreement shall be construed to prevent any Party from seeking and recovering monetary or other damages sustained by such Party as a result of any breach or violation of the covenants or agreements set forth in this Agreement, and/or to seek any equitable relief. Additionally, in the event that the Hsiao Parties or the Stewards Parties fail to indemnify or reimburse the other as required hereunder within fifteen (15) days after the delivery of written demand therefor, the Party who is entitled to but does not receive payment (the “Aggrieved Party”) shall be entitled (a) to receive simple interest on the unpaid amount accrued at a rate equal to the lower of (i) eight percent (8%) per annum; and (ii) the highest rate permitted by applicable law, until payment in full (with such rate of interest to continue to apply after the attainment of any legal judgment, in lieu of any statutory or other interest under applicable law); and (b) in any

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Proceeding to enforce, interpret, or challenge the enforceability of this Agreement, the prevailing Party therein shall be entitled, in addition to all other damages to which it may be entitled, to its reasonable attorneys’ fees, court costs, and all other costs of litigation or other action, through all appeals.

6.13        Counterparts. This Agreement may be executed and delivered in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement executed and delivered by facsimile, e-mail, or any other means of electronic transmission, including DocuSign, shall be deemed to be and shall have the same legal effect as delivery of an originally-signed version of this Agreement.

[Balance of page intentionally left blank; signature pages follow.]

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[Signature Page to Reimbursement Agreement]

IN WITNESS WHEREOF, the Parties hereto have executed and delivered this Agreement as of the Effective Date.

HSIAO PARTIES:

/s/ Bernard Hsiao

BERNARD HSIAO

/s/ Michael Hsiao

MICHAEL HSIAO

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[Signature Page to Reimbursement Agreement]

GLEN:

/s/ Glen Steward

GLEN STEWARD

SHAUN:

/s/ Shaun Quin

SHAUN QUIN

STEWARDS PARTIES:

STEWARDS, INC., a Nevada corporation (OTC: SWRD)

By: /s/ Shaun Quin

Name: Shaun Quin

Title: Authorized Signatory

STEWARDS INTERNATIONAL FUNDS PCC ON BEHALF OF THE STEWARDS PRIVATE

CREDIT FUND, a Mauritius Protected Cell Company

By: /s/ Shaun Quin

Name: Shaun Quin

Title: Authorized Signatory

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SCHEDULE 6.5

Delivery Information for Notices and Other Communications

Bernard Hsiao

3210 Hunter Road

Weston, FL 33331

Email: xxxxx@invesca.com

Michael Hsiao

340 N Fig Tree Lane

Plantation, FL 33317

Email:xxxxx@invesca.com

Glen Steward

c/o Stewards, Inc.

4300 N. University Drive, Suite D105

Lauderhill, FL 33351

Email: xxxxx@stewards.global

Shaun Quin

c/o Stewards, Inc.

4300 N. University Drive, Suite D105

Lauderhill, FL 33351

Email: xxxxx@stewards.com

Stewards, Inc., and/or Stewards International Funds PCC on behalf of The Stewards Private Credit Fund

c/o Stewards, Inc.

4300 N. University Drive, Suite D105 Lauderhill, FL 33351

Attn: Shaun Quin

Email: xxxxx@stewards.com

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